UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

J. Alexander’s Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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J. Alexander’s Holdings, Inc., a Tennessee corporation (“J. Alexander’s” or the “Company”) filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) on August 23, 2021, relating to the Agreement and Plan of Merger, dated as of July 2, 2021 (the “Merger Agreement”), by and among the Company, SPB Hospitality LLC, a Delaware limited liability company (“Parent”), and Titan Merger Sub, Inc., a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect, wholly-owned subsidiary of Parent.

Shareholder Litigation Relating to the Merger

As previously disclosed in the Proxy Statement, after the execution of the Merger Agreement, purported shareholders of the Company filed actions against the Company and members of the board, including the following:

•	Homer Tovar vs. J. Alexander’s Holdings, Inc., et al., Case No. 1:21-cv-06925, filed on August 17, 2021 in the U.S. District Court for the Southern District of New York (the “Tovar Complaint”);

•
Clifton McNalley vs. J. Alexander’s Holdings, Inc., et al., Case No. 1:21-cv-06961, filed on August 18, 2021 in the U.S. District Court for the Southern District of New York (the “McNalley Complaint”);

•
Matthew Hopkins vs. J. Alexander's Holdings, Inc., et al., Case No. 1:21-cv-07063, filed on August 20, 2021 in the U.S. District Court for the Southern District of New York (the “Hopkins Complaint”); and

•	Todd Augenbaum vs. J. Alexander's Holdings, Inc., et al., Case No. 1:21-cv-04740, filed on August 23, 2021 in the U.S. District Court for the Eastern District of New York (the “Augenbaum Complaint”).

Following the filing of the Proxy Statement, the following additional action was filed:

•
Major vs. J. Alexander's Holdings, Inc., et al., Case No. 1:21-cv-04832, filed on August 26, 2021 in the U.S. District Court for the Eastern District of New York (the “Major Complaint,” and collectively with the Tovar Complaint, the McNalley Complaint, the Hopkins Complaint and the Augenbaum Complaint, the “Complaints”).

While the Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law, in order to address certain disclosure claims in the Complaints, minimize the cost, risk, and uncertainty inherent in litigation, avoid nuisance and preclude any efforts to delay the completion of the merger, the Company has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of liability, wrongdoing, or the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company believes the claims asserted in the Complaints are without merit and expressly denies all allegations in the Complaints that any additional disclosure was or is required.

Supplemental Disclosures to Proxy Statement

The following Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Proxy Statement.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding the underlined disclosure to the fifth full paragraph on page 26 of the Proxy Statement:

In July 2019, at the request of the board, the Company consulted Piper Sandler (then Piper Jaffray & Co.) with respect to a potential financial advisory engagement in connection with the board’s consideration of strategic alternatives. Piper Sandler had not previously been engaged by the Company.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding the underlined disclosure in the last sentence of the first full paragraph on page 32 of the Proxy Statement:

Piper Sandler had disclosed to the board that Piper Sandler had provided investment banking and financial advisory services to affiliates of Fortress (which are further described on page 46 under the heading Information About Piper Sandler).

The disclosure under the heading “The Merger—Fairness Opinion of Piper Sandler & Co.” is hereby supplemented by adding the following language and table immediately following the third full paragraph on page 43 of the Proxy Statement:

The following table presents a summary of the unlevered free cash flows derived from components of the Company’s projections from April 2021 utilized by Piper Sander for purposes of its analysis.

Fiscal Years Ended
$ in millions	2H 2021	2022	2023	2024	2025
Public Company EBITDA(1)	$12.5	$35.3	$39.5	$45.4	$50.3
Depreciation and Amortization Expense and Loss on Disposal	(6.5)	(13.6)	(14.6)	(15.5)	(16.4)
Operating Income	6.1	21.7	25.0	29.9	33.9
Income Taxes(2)	(0.9)	(3.3)	(3.7)	(4.5)	(5.1)
After-Tax Operating Income	5.1	18.4	21.2	25.4	28.8
Non-Cash Rent	(0.1)	0.5	0.7	0.6	0.5
Depreciation and Amortization Expense and Loss on Disposal	6.5	13.6	14.6	15.5	16.4
Net Capital Expenditures	(6.4)	(18.8)	(19.8)	(20.1)	(20.4)
(Increase)/Decrease in Working Capital	2.0	0.3	1.1	1.1	1.2
Free Cash Flow	$7.1	$14.1	$17.7	$22.4	$26.6

(1)	Represents EBITDA after pre-opening costs, share-based compensation and public company expenses.
(2)	Assumes a 15.0% effective tax rate.

The disclosure under the heading “The Merger—Fairness Opinion of Piper Sandler & Co.—Information About Piper Sandler” is hereby supplemented by adding the underlined disclosure to the first full paragraph on page 46 of the Proxy Statement:

Piper Sandler acted as a financial advisor to the Company in connection with the merger and will receive a fee, currently estimated to be approximately $3.3 million from the Company. A significant portion of Piper Sandler’s fee is contingent upon consummation of the merger. $1.0 million of such fee has been earned by Piper Sandler for rendering its fairness opinion and an additional $75,000 was earned by Piper Sandler in the form of a non-refundable retainer fee, both of such amounts have been paid by the Company to Piper Sandler and are creditable against the total fee. No other compensation or fees have been paid to Piper Sandler by the Company. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Sandler’s opinion. The Company has also agreed to indemnify Piper Sandler against certain liabilities and reimburse Piper Sandler for certain expenses in connection with its services. Piper Sandler is currently engaged as financial advisor for the Company and the board in connection with the Company’s review of strategic alternatives. There are no other recent or ongoing engagements between Piper Sandler and the Company. Within the past three years, Piper Sandler has received investment banking fees from portfolio companies of investment funds affiliated with Parent, which fees amount to approximately $10.0 million. In addition, in the ordinary course of its business, Piper Sandler and its affiliates may actively trade securities of the Company for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Piper Sandler may also, in the future, provide investment banking and financial advisory services to the Company or Parent or entities that are affiliated with the Company or Parent, for which Piper Sandler would expect to receive compensation.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company has filed with the SEC and furnished to its shareholders a definitive proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company mailed the definitive proxy statement and a proxy card to each Company shareholder entitled to vote at the special meeting relating to the proposed transaction. The proxy statement contains important information about the proposed transaction and related matters. COMPANY SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND MAILED TO COMPANY SHAREHOLDERS CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. Investors and security holders are also able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov. In addition, shareholders may obtain free copies of the documents on the Company’s website, www.jalexandersholdings.com, under the heading “Investors.”

Participants in the Solicitation

The Company and certain of its respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed Merger. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2021 annual meeting of shareholders, as filed with the SEC on Schedule 14A on May 13, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction are included in the definitive proxy statement on Schedule 14A filed with the SEC on August 23, 2021 in connection with the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraphs.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements set forth herein constitute forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the Company’s shareholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) the risk that the transaction might be delayed or not completed if the party to the Equity Commitment Letter does not fulfill its commitment and (x) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2021, as amended on April 29, 2021, and subsequent filings. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.